UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

SEQUOIA FUND, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 31, 2020

Dear Stockholder:

The Board of Directors of Sequoia Fund, Inc. is requesting that stockholders vote on the election of three Directors at the Special Meeting of Stockholders scheduled for September 16, 2020. According to our records, you have not yet voted. If you don’t have the Proxy Statement we mailed previously, you can review it online at https://vote.proxyonline.com/SequoiaFund/docs/SpecialMeeting2020.pdf.

If you vote now, you’ll ensure your shares are represented and we won’t have to contact you further on this issue. Please vote your shares to ensure they are represented at the Special Meeting to be held on September 16, 2020 Ext. 12. Detailed information about the Special Meeting and the proposal can be found in the Proxy Statement.

Voting is fast and easy using one of the options below:

1.	MAIL your signed and voted proxy back in the postage paid envelope provided

2.	ONLINE at the website indicated on the enclosed proxy card

3.	By PHONE with a live operator when you call toll-free 1 (866) 796-1245 Ext. 12 Monday through Friday 9 a.m. to 10 p.m. Eastern Time